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                                                                    EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in the Registration Statement on Amendment No. 1 to Form F-4 of Kinross Gold Corporation of our report dated April 16, 2003, except for Note 19(c) which is as of April 28, 2003 and Note 19(b) which is as of May 5, 2003 with respect to the consolidated financial statements of TVX Gold Inc. for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in Amendment No. 1 Form F-4.

/s/ PriceWaterhouseCoopers LLP

Chartered Accountants
Toronto, Canada
April 20, 2004